UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2020

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 19, 2020, NuStar Energy L.P. (the “MLP”) and NuStar Logistics, L.P. (the “Borrower”) entered into an unsecured term loan credit agreement with certain lenders (the “Lenders”) and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (the “Term Loan”). The Term Loan provides for an aggregate commitment of up to $750 million to the Borrower pursuant to a three-year unsecured term loan credit facility. On the initial funding date under the Term Loan (the “Initial Loan Funding Date”), which will be April 21, 2020, the Borrower will make a single draw in an aggregate principal amount of up to $500 million (the “Initial Loan”), leaving an additional aggregate principal amount of $250 million (the “Delayed Draw Loan Commitment”), which the Borrower may elect to draw, on or prior to April 19, 2021, on a delayed basis in one or more draws, subject to certain conditions, in amounts not less than $50 million (such loans, together with the Initial Loan, the “Loans”).

Outstanding Loans will bear interest at an aggregate rate of 12.00% per annum, which will accrue on a daily basis giving effect to a 360-day year and will be payable for the actual number of days elapsed. The Initial Loan under the Term Loan will be issued with an original issue discount in an amount equal to 3.00% of the total commitment. Additionally, the Borrower will pay a commitment fee in the amount of 5.00% per annum on the average daily undrawn amount of Delayed Draw Loan Commitments.

The obligations of the Borrower under the Term Loan are guaranteed by the MLP and NuStar Pipeline Operating Partnership L.P.

Proceeds from borrowings made under the Term Loan may be used by the Borrower for, among other things, (i) repayment of other outstanding indebtedness of the Borrower under the Borrower’s Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 (as amended, the “Revolving Credit Agreement”), 4.80% Senior Notes due 2020, 6.75% Senior Notes due 2021 and 4.75% Senior Notes due 2022, (ii) payment of fees and expenses incurred in connection with the Term Loan and (iii) working capital and general partnership purposes not related to the repayment of indebtedness.

The Borrower is required to make mandatory prepayments (“Mandatory Prepayments”) of the Loans in an amount equal to 100% of the proceeds received as a result of any of the following events, subject to certain adjustments: (i) the incurrence of any indebtedness for borrowed money by the MLP or its restricted subsidiaries (other than certain permitted indebtedness, including loans made under the Revolving Credit Agreement); (ii) the issuance of any equity securities by the MLP or any of its restricted subsidiaries (subject to certain exceptions); or (iii) any direct or indirect sale, assignment or other disposition of any property or assets of the MLP or any restricted subsidiary to third parties or any unrestricted subsidiary (an “Asset Sale”), including the sale or issuance of any equity interest in any subsidiary (subject to certain exclusions, including exclusions for certain ordinary course asset sales, certain permitted asset and subsidiary equity sales among affiliates and any sale of receivables made as part of any accounts receivable securitization transaction).

Depending on the amount of time that has passed since the Initial Loan Funding Date, if there is a payment or prepayment of all or any of the principal portion of the Loans (subject to exceptions for certain Mandatory Prepayments and certain other exceptions), the Borrower shall pay to the Lenders, as liquidated damages and compensation for the costs of making funds available, a make-whole premium or similar amount. From the Initial Loan Funding Date through the 18-month anniversary of the Initial Loan Funding Date, such premium will be the sum of (i) the make-whole amount and (ii) 6.25% of the aggregate principal amount of Loans then paid, prepaid or accelerated. After the 18-month anniversary of the Initial Loan Funding Date through the 30-month anniversary of the Initial Loan Funding Date, such premium will be 6.25% of the aggregate principal amount of Loans then paid, prepaid or accelerated. Prepayments made in connection with one or more Asset Sales of up to an aggregate amount of $250 million (“Asset Sale Prepayments”) will be subject to a lower prepayment premium. For Asset Sale Prepayments from the Initial Loan Funding Date through the 18-month anniversary of the

Initial Loan Funding Date, such premium amount will 5.00% of the Loans then paid, prepaid or accelerated. For Asset Sale Prepayments made after the 18-month anniversary of the Initial Loan Funding Date through the 30-month anniversary of the Initial Loan Funding Date, such premium will be 3.00% of Loans then paid, prepaid or accelerated. There will be no premium for any prepayments of Loans after the 30-month anniversary of the Initial Loan Funding Date.

The Term Loan contains customary covenants regarding the MLP and its subsidiaries that are generally based upon and are comparable to those contained in the Revolving Credit Agreement including, without limitation: financial covenants, such as the maintenance of a minimum interest coverage and a maximum consolidated debt coverage ratio; and negative covenants, such as limitations on indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Term Loan also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, and change of control.

The foregoing description of the Term Loan is a summary of the material terms of the Term Loan, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Loan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

Exhibit 10.1	Term Loan Credit Agreement dated as of April 19, 2020 among NuStar Logistics, L.P., NuStar Energy L.P., the lenders party thereto and Oaktree Fund Administration, LLC

Exhibit 104	Cover Page Interactive Data File – Formatted in Inline XBRL and included as Exhibit 101

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

		By:	/s/ Amy L. Perry
		Name:	Amy L. Perry
		Title:	Executive Vice President—Strategic Development and General Counsel

Date: April 20, 2020